                                                                    Exhibit 12.1

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS INTERMEDIA COMMUNICATIONS INC. -PRIVATE OFFERING
SEPTEMBER-98



                                                                                                                      PRO FORMA (1)
                                                                             PRO FORMA (1)  NINE MONTHS  NINE MONTHS   NINE MONTHS
                                           YEARS ENDED DECEMBER 31,           YEAR ENDED       ENDED        ENDED         ENDED
                               ---------------------------------------------  DECEMBER 31,   SEPT. 30,    SEPT. 30,     SEPT. 30,
                                 1993     1994     1995    1996      1997        1997          1997         1998          1998
                               ---------------------------------------------------------------------------------------------------
Loss before extraordinary
  items                        (2,074)  (3,067)  (19,157) (57,198) (197,289)  (398,499)    (157,385)    (370,085)       (378,766)
Income tax benefit
  (provision)                      --       --       (97)      --        --        380           --           --              --
                               ---------------------------------------------------------------------------------------------------
Loss before income taxes       (2,074)  (3,067)  (19,254) (57,198) (197,289)  (398,119)    (157,385)    (370,085)       (378,766)
                               ===================================================================================================

Fixed charges:

Interest expensed                 844    1,219    13,355   35,213    58,744    182,165       38,655      147,826         158,631

Capitalized interest              213      257       677    2,780     4,654      4,654        2,528        5,412           5,412

Amortization of deferred
financing costs                    78       69       412    1,252     1,918      1,918        1,240        3,275           3,275

Estimated interest factor
on operating leases               313      200       428    1,598     3,286      4,298        2,422        6,637           6,761

Dividends and accretions on
redeemable preferred stock          0        0         0        0    43,742     71,850       27,118       68,118          68,118
                               ---------------------------------------------------------------------------------------------------
Total fixed charges             1,448    1,745    14,872   40,843   112,344    264,885       71,963      231,268         242,197
                               ===================================================================================================

Earnings:

Loss before income tax         (2,074)  (3,067)  (19,254) (57,198) (197,289)  (398,119)    (157,385)    (370,085)       (378,766)
                               ---------------------------------------------------------------------------------------------------
Fixed charges excluding
capitalized interest and
preferred stock dividends       1,235    1,488    14,195   38,063    63,948    188,381       42,317      157,738         168,667
                               ---------------------------------------------------------------------------------------------------
Total earnings                   (839)  (1,579)   (5,059) (19,135) (133,341)  (209,738)    (115,068)    (212,347)       (210,099)
                               ===================================================================================================

Ratio of earnings to fixed
charges                         (0.58)   (0.90)    (0.34)   (0.47)    (1.19)     (0.79)       (1.60)       (0.92)          (0.87)
                               ===================================================================================================
Insufficiency of earnings
to cover fixed charge           2,287    3,324    19,931   59,978   245,685    474,623      187,031      443,615         452,296
                               ===================================================================================================


(1) Gives historical and pro forma effect to the DIGEX, Shared, LDS and National acquisitions, as well as the March, July, October, and December 1997 and the May 1998 offerings and the application of the proceeds therefrom.